UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32499	23-2872718
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices) (Zip Code)
(717) 972-1100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 9, 2006, Select Medical Corporation (“Select”), SLMC Finance Corporation, a wholly-owned subsidiary of Select (“SLMC Finance”), Callisto Capital L.P., (“Callisto”) and Canadian Back Institute Limited (“CBIL”) entered into an Amendment to the Acquisition Agreement (the “Acquisition Agreement Amendment”), which amends the Acquisition Agreement dated as of December 23, 2005 among Select, SLMC Finance and Callisto regarding the sale of all of the issued and outstanding shares of CBIL by SLMC Finance to Callisto. The Acquisition Agreement Amendment provides, among other things, that subject to the satisfaction of the closing conditions the closing date will be March 1, 2006 or such earlier or later date as the parties may agree. Upon the execution of the Acquisition Agreement Amendment, Callisto paid to SLMC Finance a deposit in the amount of C$7 million.
     The foregoing description of the Acquisition Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement Amendment. A copy of the Acquisition Agreement Amendment is attached to this report as exhibit 2.1, and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

2.1	Amendment to the Acquisition Agreement among Select Medical Corporation, SLMC Finance Corporation, Callisto Capital L.P. and Canadian Back Institute Limited, dated February 9, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION

Date: February 10, 2006	By:	/s/ Michael E. Tarvin

Michael E. Tarvin
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to the Acquisition Agreement among Select Medical Corporation, SLMC Finance Corporation, Callisto Capital L.P. and Canadian Back Institute Limited, dated February 9, 2006.